Entergy
639 Loyola Avenue
New Orleans, LA  70113

News
Release

Date:	July 31, 2007
For Release:	Immediately
Contact:	Yolanda Pollard (News Media) (504) 576-4238 ypollar@entergy.com	Michele Lopiccolo (Investor Relations) (504) 576-4879 mlopicc@entergy.com

Exhibit 99.2

Entergy Reports Second Quarter Earnings, Declares Dividend

New Orleans, La. - Entergy Corporation (NYSE:ETR) today reported second quarter 2007 as-reported earnings of $267.6 million, or $1.32 per share, compared with $281.8 million, or $1.33 per share, for second quarter 2006. On an operational basis, Entergy's second quarter 2007 earnings were $267.6 million, or $1.32 per share, compared with $258.0 million, or $1.22 per share, in second quarter 2006.

Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2007 vs. 2006
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2007	2006	Change	2007	2006	Change
As-Reported Earnings	1.32	1.33	(0.01)	2.34	2.25	0.09
Less Special Items	-	0.11	(0.11)	-	0.13	(0.13)
Operational Earnings	1.32	1.22	0.10	2.34	2.12	0.22

*GAAP refers to United States generally accepted accounting principles.

Entergy Corporation's Board of Directors yesterday evening declared a quarterly dividend of 75 cents per common share payable Sept.1 to stockholders of record on Aug. 10.

Operational Earnings Highlights for Second Quarter 2007

  Utility, Parent & Other had lower earnings due to higher operation and maintenance, income tax and interest expense and the effect of essentially normal weather compared to warmer-than-normal weather in 2006.
  Entergy Nuclear earnings increased as a result of higher revenue from pricing and production from the newly acquired Palisades plant, partially offset by the effect of reduced production due to planned and unplanned outages.
  Entergy's Non-Nuclear Wholesale Assets business reported higher results due to lower income taxes.

"Efforts to move ahead with the transformation of our asset portfolio resulted in marked success this quarter," said J. Wayne Leonard, Entergy's chairman and chief executive officer. "We reached agreement with a key business partner to preserve the new nuclear option while also taking important steps in advancing value-creating opportunities at both the regulated utility and non-utility nuclear businesses."

Other Highlights

  Entergy New Orleans, Inc. emerged from Chapter 11 bankruptcy.
  Entergy realized marked success for the Utility's portfolio transformation strategy by seeking regulatory approval for Entergy Louisiana, LLC's Little Gypsy repowering project and signing a project development agreement with GE-Hitachi Nuclear Energy to ensure timely delivery of schedule-critical parts to preserve Entergy's nuclear new build opportunity.
  Entergy Nuclear, in an effort to simplify and centralize the structure of its non-utility nuclear business, filed for approval from the NRC for the indirect transfer of control of operating licenses which, if granted, could facilitate new stand-alone debt financing of up to $5.5 billion at that business.
  Entergy Corporation's Board of Directors approved the first increase in its quarterly common stock dividend since October 2004.

Utility, Parent & Other

In second quarter 2007, Utility, Parent & Other reported earnings of $120.6 million, or 59 cents per share, on as-reported and operational bases, compared to $213.1 million, or $1.00 per share, in as-reported earnings and $189.3 million, or 89 cents per share, in operational earnings for second quarter 2006. Earnings for 2007 include earnings for Entergy New Orleans, Inc. of $11.8 million, or six cents per share, which is being reflected in operational earnings with the company's emergence from Chapter 11 bankruptcy. Entergy New Orleans, Inc. emerged from Chapter 11 bankruptcy during second quarter 2007, and consistent with applicable consolidation accounting and reporting standards, Entergy has re-consolidated Entergy New Orleans, Inc. for financial reporting purposes effective this quarter and retroactive to Jan. 1, 2007.

Earnings for Utility, Parent & Other in second quarter 2007 primarily reflect higher operation and maintenance expense, higher income tax expense and higher interest expense. Higher operation and maintenance expense is due primarily to increased spending in distribution, transmission and fossil associated with a return to normal maintenance activity consistent with pre-storm levels, and increased spending at nuclear for higher NRC fees and an unplanned outage at the River Bend nuclear plant. Higher spending for independent coordinator of transmission and fossil outage scope and schedule differences also contributed. Higher income tax expense is due primarily to the absence in the current quarter of items that reduced tax expense in second quarter 2006 including the effects of flow-through income tax accounting in Arkansas and the resolution of tax audit issues. Higher interest expense is due to debt incurred to pay for storm restoration costs for hurricanes Katrina and Rita, common stock repurchases and funding the Palisades acquisition. In addition, second quarter 2007 earnings were lower compared to one year ago due to the effects of weather which was essentially normal in the current period compared to warmer-than-normal weather in 2006.

Megawatt-hour sales in the residential sector in second quarter 2007, on a weather-adjusted basis, were up one percent compared to second quarter 2006. Commercial and governmental sales, after adjusting for weather, were up three percent. Industrial sales experienced an increase of one percent in second quarter 2007, compared to the same period a year ago.

The increase in the residential segment reflects continued economic recovery in the storm-affected regions that were still experiencing the effects of the 2005 storms in the first half of 2006. The quarter-over- quarter increase in the commercial and industrial sectors reflects a similar pattern in these sectors from the effect of storms. The industrial sector continues to realize some recovery in the refinery and chemical segments, with the latter benefiting from strong export markets. However, continued reduced spot sales to cogeneration customers served to offset a portion of the increase in the industrial sector on a quarter-to-quarter basis.

Entergy Nuclear

Entergy Nuclear earned $108.7 million, or 54 cents per share, on as-reported and operational bases in second quarter 2007, compared to $63.4 million, or 30 cents per share, in second quarter 2006 for as-reported and operational earnings. The improved results in second quarter 2007 resulted from increased revenues from pricing and the production available from Palisades, acquired on April 11. Partially offsetting this increase was reduced production as a result of refueling outages in second quarter 2007 at Vermont Yankee and Pilgrim, and a 24-day unplanned outage at Indian Point 3. There was one refueling outage in second quarter 2006.

Non-Nuclear Wholesale Assets

Entergy's Non-Nuclear Wholesale Assets business recorded earnings of $38.3 million, or 19 cents per share, on both as-reported and operational bases in second quarter 2007 compared to earnings of $5.3 million, or three cents per share, on both as-reported and operational bases in second quarter 2006. The higher results reflect lower income tax expense due to the resolution of tax audit issues.

Outlook

Entergy is reaffirming as-reported and operational earnings guidance for 2007 in the range of $5.40 to $5.70 per share. Year-over-year changes are shown as point estimates and are applied to 2006 actual results to compute the 2007 guidance midpoint. Because there is a range of possible outcomes associated with each earnings driver, a reasonable band is created around the calculated guidance midpoints to produce Entergy's guidance ranges for as-reported and operational earnings. When initially established, earnings guidance for 2007 excluded Entergy New Orleans, Inc. given the uncertainty as it worked through its Chapter 11 Bankruptcy proceeding. While incorporating Entergy New Orleans, Inc. results in operational earnings now creates upside to the calculated guidance midpoint, when considered with other year-to-date outcomes, the current earnings guidance range of $5.40 to $5.70 per share continues to be appropriate.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.6 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $10 billion and approximately 14,500 employees.

Additional information regarding Entergy's quarterly results of operations, regulatory proceedings, and other operations is available in Entergy's investor news release dated July 31, 2007, a copy of which has been filed today with the Securities Exchange Commission on Form 8-K and is available on Entergy's investor relations Web site at www.entergy.com/investor_relations.

In this release, Entergy makes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Many factors could cause the actual results to differ materially than the forward-looking information provided. These factors are discussed in more detail in Entergy Corporation's 2006 Annual Report on Form 10-K including (a) Forward-Looking Information, (b) Item 1A. Risk Factors, and (c) Item 7. Management's Financial Discussion and Analysis and subsequent SEC filings.

Appendix A provides a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2007 vs. 2006
(Per share in U.S. $)

	Second Quarter			Year-to-Date
	2007	2006	Change	2007	2006	Change
As-Reported
Utility, Parent & Other	0.59	1.00	(0.41)	1.02	1.54	(0.52)
Entergy Nuclear	0.54	0.30	0.24	1.16	0.69	0.47
Non-Nuclear Wholesale Assets	0.19	0.03	0.16	0.16	0.02	0.14
Consolidated As-Reported Earnings	1.32	1.33	(0.01)	2.34	2.25	0.09

Less Special Items
Utility, Parent & Other	-	0.11	(0.11)	-	0.13	(0.13)
Entergy Nuclear	-	-	-	-	-	-
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Consolidated Special Items	-	0.11	(0.11)	-	0.13	(0.13)

Operational
Utility, Parent & Other	0.59	0.89	(0.30)	1.02	1.41	(0.39)
Entergy Nuclear	0.54	0.30	0.24	1.16	0.69	0.47
Non-Nuclear Wholesale Assets	0.19	0.03	0.16	0.16	0.02	0.14
Consolidated Operational Earnings	1.32	1.22	0.10	2.34	2.12	0.22

Entergy Corporation
Consolidated Income Statement
Three Months Ended June 30
(in thousands)

	2007	2006	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$2,194,644	$2,177,710	0.8
Natural gas	42,909	13,612	215.2
Competitive businesses	531,799	437,180	21.6
Total	2,769,352	2,628,502	5.4
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	595,602	661,619	(10.0)
Purchased power	601,000	577,408	4.1
Nuclear refueling outage expenses	44,614	42,546	4.9
Other operation and maintenance	639,670	573,234	11.6
Decommissioning	42,080	36,258	16.1
Taxes other than income taxes	116,348	91,130	27.7
Depreciation and amortization	238,653	217,943	9.5
Other regulatory charges (credits) - net	13,345	(58,929)	(122.6)
Total	2,291,312	2,141,209	7.0
Operating Income	478,040	487,293	(1.9)
Other Income (Deductions):
Allowance for equity funds used during construction	7,459	8,908	(16.3)
Interest and dividend income	53,948	35,139	53.5
Equity in earnings of unconsolidated equity affiliates	477	8,483	(94.4)
Miscellaneous - net	(6,459)	(7,965)	(18.9)
Total	55,425	44,565	24.4
Interest and Other Charges:
Interest on long-term debt	124,057	122,670	1.1
Other interest - net	33,553	15,235	120.2
Allowance for borrowed funds used during construction	(4,386)	(5,405)	(18.9)
Preferred dividend requirements of subsidiaries and other	6,188	7,774	(20.4)
Total	159,412	140,274	13.6

Income From Continuing Operations Before Income Taxes	374,053	391,584	(4.5)
Income Taxes	106,451	122,901	(13.4)
Income From Continuing Operations	267,602	268,683	(0.4)
Loss From Discontinued Operations (net of taxes of $7,190)	-	13,119	-
Consolidated Net Income	$267,602	$281,802	(5.0)

Earnings Per Average Common Share (from continuing operations):
Basic	$1.36	$1.29	5.4
Diluted	$1.32	$1.27	3.9
Loss Per Average Common Share (from discontinued operations):
Basic	-	$0.06	-
Diluted	-	$0.06	-
Earnings Per Average Common Share:
Basic	$1.36	$1.35	0.7
Diluted	$1.32	$1.33	(0.8)
Average Number of Common Shares Outstanding - Basic	196,979,140	207,982,485
Average Number of Common Shares Outstanding - Diluted	203,423,646	211,557,985

Entergy Corporation
Consolidated Income Statement
Six Months Ended June 30
(in thousands)

	2007	2006	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$4,306,104	$4,270,646	0.8
Natural gas	127,861	51,027	150.6
Competitive businesses	1,029,446	874,864	17.7
Total	5,463,411	5,196,537	5.1
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	1,383,014	1,501,791	(7.9)
Purchased power	1,045,239	1,038,778	0.6
Nuclear refueling outage expenses	87,589	84,540	3.6
Other operation and maintenance	1,204,046	1,102,664	9.2
Decommissioning	79,910	71,854	11.2
Taxes other than income taxes	239,031	194,468	22.9
Depreciation and amortization	471,063	423,332	11.3
Other regulatory charges (credits) - net	36,885	(102,946)	(135.8)
Total	4,546,777	4,314,481	5.4
Operating Income	916,634	882,056	3.9
Other Income (Deductions):
Allowance for equity funds used during construction	24,717	24,367	1.4
Interest and dividend income	111,058	78,968	40.6
Equity in earnings of unconsolidated equity affiliates	2,101	12,070	(82.6)
Miscellaneous - net	(11,778)	(14,170)	(16.9)
Total	126,098	101,235	24.6
Interest and Other Charges:
Interest on long-term debt	247,156	243,151	1.6
Other interest - net	65,768	32,495	102.4
Allowance for borrowed funds used during construction	(14,915)	(14,450)	3.2
Preferred dividend requirements of subsidiaries and other	12,409	15,812	(21.5)
Total	310,418	277,008	12.1

Income From Continuing Operations Before Income Taxes	732,314	706,283	3.7
Income Taxes	252,517	241,732	4.5
Income From Continuing Operations	479,797	464,551	3.3
Loss From Discontinued Operations (net of taxes of $5,986)	-	10,880	-
Consolidated Net Income	$479,797	$475,431	0.9

Earnings Per Average Common Share (from continuing operations):
Basic	$2.41	$2.24	7.6
Diluted	$2.34	$2.20	6.4
Loss Per Average Common Share (from discontinued operations):
Basic	-	$0.05	-
Diluted	-	$0.05	-
Earnings Per Average Common Share:
Basic	$2.41	$2.29	5.2
Diluted	$2.34	$2.25	4.0
Average Number of Common Shares Outstanding - Basic	198,754,673	207,858,104
Average Number of Common Shares Outstanding - Diluted	204,785,090	211,467,674

Entergy Corporation
Utility Electric Energy Sales & Customers Entergy New Orleans Re-consolidated

Three Months Ended June 30

	2007	2006	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	6,986	7,240	(3.5)	1.3
Commercial	6,481	6,462	0.3	2.4
Governmental	562	539	4.3	5.3
Industrial	9,813	9,702	1.1	1.1
Total to Ultimate Customers	23,842	23,943	(0.4)	1.6
Wholesale	1,428	1,861	(23.3)
Total Sales	25,270	25,804	(2.1)

Six Months Ended June 30
	2007	2006	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	14,777	14,296	3.4	3.7
Commercial	12,597	12,321	2.2	3.1
Governmental	1,111	1,022	8.7	9.3
Industrial	19,137	18,846	1.5	1.5
Total to Ultimate Customers	47,622	46,485	2.4
Wholesale	3,066	3,823	(19.8)
Total Sales	50,688	50,308	0.8

June 30

	2007	2006	% Change
Electric Customers (End of period):
Residential	2,274,129	2,224,152	2.2
Commercial	324,923	317,671	2.3
Governmental	15,254	14,735	3.5
Industrial	48,569	46,797	3.8
Total Ultimate Customers	2,662,875	2,603,355	2.3
Wholesale	30	33	(9.1)
Total Customers	2,662,905	2,603,388	2.3

Customer count data reflects estimates of customers in the hardest hit areas affected by Hurricane Katrina. Issues associated with temporary housing and resumption of service at permanent dwellings render precise counts difficult at this time.